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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement on Form S-3 and related prospectus of Coeur d'Alene Mines Corporation pertaining to the registration of $100,000,000 of 6 3/8% Convertible Subordinated Debentures Due 2004 and to the incorporation by reference therein of our report dated February 11, 1994 with respect to the consolidated financial statements and schedules of Coeur d'Alene Mines Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG

Seattle, Washington

May 24, 1994